Exhibit 99.1
PRESS RELEASE
Union National Financial Corporation Reports 2009 Operating Results

Lancaster, Pennsylvania, February 12, 2010.  Union National Financial Corporation (OTCBB: UNNF), the parent company of Union National Community Bank, reported a net loss of ($715,000) for the year ended December 31, 2009, as compared to net income of $444,000 for the year ended December 31, 2008.  Basic and diluted losses per share for 2009 were ($0.26), as compared to basic and diluted earnings per common share of $0.17 for 2008.  Union National had a net loss for the fourth quarter of 2009 of ($458,000) as compared to a net loss of ($899,000) for the fourth quarter of 2008.  Basic and diluted losses per common share for the fourth quarter of 2009 were ($0.16), as compared to basic and diluted losses per common share of ($0.33) for the same period in 2008.  Operating results for 2009 were significantly reduced by (i) certain non-routine expenses, (ii) net interest margin compression, and (iii) an increased provision for credit losses, which are discussed in more detail below.

(i)
Non-routine expenses for the year ended December 31, 2009, included $237,000 related to the FDIC’s special assessment on deposit-insured institutions, $536,000 of penalties on the prepayment of FHLB debt, and $1,504,000 of other-than-temporary impairment (“OTTI”) charges primarily related to private-issuer mortgage-backed securities and pooled trust-preferred debt securities that were downgraded to below-investment-grade.  The OTTI charges were more than offset by $1,841,000 of net realized gains on the sale of primarily U.S. Government guaranteed securities that had temporarily appreciated at certain periods during 2009.

(ii)
Reduced earning asset yields in the low interest rate environment, while borrowing costs remained at higher fixed rates, resulted in a lower net interest margin in 2009 versus 2008.  The variable rate structure of many of the Corporation’s loans reduced overall yield due to the persistent low market interest rates.  As a result, interest and fees on loans and leases declined by 12% when comparing the year ended December 31, 2009 to the same period in 2008.  A decrease in loans outstanding also contributed to the decline in interest income generated from loans and leases.  Outstanding loans decreased by $19 million from December 31, 2008 to December 31, 2009 due to (i) reduced loan demand from creditworthy borrowers, and (ii) the impact of nearly $10 million of loan participations sold for capital and risk management purposes.  The lack of income from impaired and non-accruing investments, and reduced yields on re-invested proceeds from investment maturities and sales, contributed to lower investment interest income in 2009.  The Corporation continued to take measures to reduce its cost of funds, prepaying $17 million of higher-cost long-term debt with the Federal Home Loan Bank of Pittsburgh (“FHLB”) during 2009, as well as prepaying an additional $2.5 million subsequent to December 31, 2009.  The taxable-equivalent net interest margin percentage for 2009 was 2.73%, as compared to 3.28% for 2008.  The taxable-equivalent net interest margin percentage for the fourth quarter of 2009 was 2.79% as compared to 3.29% for the fourth quarter of 2008.

(iii)
Nonperforming loans and leases increased to 2.52% of total loans and leases at December 31, 2009, as compared to 1.38% at December 31, 2008.  The increasing trend in nonperforming loans is attributable primarily to stressed cash flows among certain commercial borrowers due largely to the weak economy and real estate market.  Union National continues to closely monitor the loan portfolio and the adequacy of the loan loss reserve by regularly evaluating borrower financial performance and underlying collateral values.  Accordingly, a significant provision for credit losses of $2,627,000 was made for the year ended December 31, 2009, as compared to $1,027,000 for the year ended December 31, 2008.  With the higher provision exceeding net loan charge-offs of $1,127,000 for 2009, as compared to $344,000 in 2008, the allowance for credit losses increased to 1.73% of loans at December 31, 2009, as compared to 1.22% of loans at December 31, 2008.

Mark Gainer, Chairman, Chief Executive Officer and President of the Corporation, stated “Union National continues to focus on providing funding and services to creditworthy customers, with necessary consideration given to the increased business risks posed by rising unemployment, the continuing weak economy, and unstable real estate market.  As low market interest rates have restrained our interest earnings potential, we have realized savings in our funding sources and delivery channels, and are looking at further ways to operate more efficiently.  We have and will continue to take the necessary measures to further strengthen our capital and liquidity positions, and maintain shareholder value, throughout this difficult economic period.”

The capital ratios of the Corporation’s banking subsidiary, Union National Community Bank, remain above regulatory well-capitalized standards and exceed the institution-specific minimum capital requirements established by the Corporation’s primary banking regulator, the Office of the Comptroller of the Currency (“OCC”).  The capital ratios reflect the infusion of $1,275,000 raised in a preferred stock private placement.  The Corporation also successfully maintained a strong and stable liquidity position as total deposits grew 6% during 2009.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends of Union National Financial Corporation (“Union National”) and Union National Community Bank (the “Bank”) could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ include, but are not limited to, the following: the strategic initiatives and business plans may not be satisfactorily completed or executed, if at all; increased demand or prices for the Bank’s financial services and products may not occur; changing economic and competitive conditions; technological developments; the effectiveness of the Corporation’s business strategy due to changes in current or future market conditions; actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets; enforcement actions with bank regulatory agencies restricting certain transactions of Union National and the Bank; effects of deterioration of economic conditions on customers, specifically the effect on loan customers to repay loans; inability of Union National to raise or achieve desired or required levels of regulatory capital; paying significantly higher Federal Deposit Insurance Corporation (“FDIC”) premiums in the future; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; relationships with customers and employees; challenges in establishing and maintaining operations; volatilities in the securities markets and related potential impairments of investment securities; deteriorating economic conditions and declines in housing prices and real estate values; and other risks and uncertainties, including those detailed in Union National’s filings with the Securities and Exchange Commission.   When we use words such as “believes”, “expects”, “anticipates”, or similar expressions, we are making forward-looking statements.  Union National undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report.

Financial Highlights
(Unaudited; dollars in thousands, except per share data)

Income Statement Data	Three Months Ended December 31,			Years Ended December 31,
	2009	2008 (2)	% Change	2009	2008 (2)	% Change
Interest and Fees on Loans and Leases	$5,115	$5,929	(14)%	$21,593	$24,594	(12)%
Net Interest Income	3,188	3,629	(12)	12,472	14,594	(15)
Provision for Credit Losses	1,181	701	68	2,627	1,027	156
Non-Interest Income (excluding investment activities)	1,274	1,170	9	5,038	4,845	4
Non-Interest Expense	4,076	4,361	(7)	16,737	17,118	(2)
Net (Loss) Income	(458)	(899)	49	(715)	444	(261)

Investment Activities:
Investment Securities – Net Realized Gains	50	93	(46)	1,841	252	631
Less: Impairment Charges on Investment Securities	(33)	(1,290)	(97)	(1,504)	(1,290)	17
Net Investment Securities Gains (Losses)	17	(1,197)	101	337	(1,038)	132

Per Common Share Information:
(Loss) Earnings Per Common Share – Basic & Diluted	$(0.16)	$(0.33)	52%	$(0.26)	$0.17	(253)%

Performance Ratios:
Net Interest Margin % (Taxable-Equivalent)	2.79%	3.29%	(15)%	2.73%	3.28%	(17)%
Return on Average Stockholders’ Equity	(5.67)	(11.41)	(50)	(2.26)	1.48	(253)
Return on Average Realized Stockholders’ Equity (1)	(5.70)	(11.17)	(49)	(2.27)	1.44	(258)

Balance Sheet Data	As of December 31,
	2009	2008 (2)
Cash and Cash Equivalents	$43,340	$31,837
Total Loans and Leases	339,274	358,280
Allowance for Credit Losses	(5,858)	(4,358)
Total Assets	489,644	485,109
Total Deposits	404,765	383,577
Total Stockholders’ Equity	31,336	30,794

Per Share Information:
Book Value Per Common Share	$10.97	$11.32
Dilutive Book Value Per Common Share	$10.24	$11.32

Balance Sheet Ratios:
Nonperforming Loans and Leases as a % of Total Loans and Leases	2.52%	1.38%
Total Stockholders’ Equity as a % of Total Assets	6.40%	6.35%

(1) Excludes the impact of accumulated other comprehensive (loss) income on total stockholders’ equity.
(2) Derived from audited financial statements; does not include footnote disclosures.

Regulatory Capital Measures for				OCC Individual
Union National Community Bank	December 31,		Regulatory Standard	Minimum Capital
	2009	2008	for Well Capitalized	Requirement
Tier 1 (Leverage) Capital	8.31%	8.41%	5.00%	8.00%
Tier 1 Risk-Based Capital	9.69	9.97	6.00	9.50
Total Risk-Based Capital	12.37	12.51	10.00	12.00

Union National Community Bank, a wholly-owned subsidiary of Union National Financial Corporation, has been serving its communities since 1853.  The bank provides a full range of financial services for both retail and business customers, and offers insurance, retirement plan services and wealth management services through Union National Advisors.  Union National Community Bank has ten full-service offices in Lancaster County, Pennsylvania.

For further information, please contact:	Mark D. Gainer, Chairman, CEO and President
Union National Financial Corporation
570 Lausch Lane, Suite 300
Lancaster, PA 17601
(717) 519-8630